Exhibit 99.1

October 24, 2012

NASDAQ OMX REPORTS THIRD QUARTER 2012 RESULTS

•	Third quarter non-GAAP diluted EPS of $0.62, compared to $0.67 in the prior year quarter; Third quarter 2012 GAAP diluted EPS of $0.52

•	Third quarter net exchange revenues[1] were $409 million, down six percent year-over-year, both on a reported and on an organic basis (constant currency and excluding acquisitions)

•	2012 operating expense guidance lowered to $922 to $935 million, previously $935 to $965 million

New York, N.Y.—The NASDAQ OMX Group, Inc. (NASDAQ: NDAQ) today reported results for the third quarter of 2012. Third quarter net exchange revenues were $409 million, down six percent compared to the third quarter of 2011. Excluding the impact of foreign currency, third quarter 2012 net exchange revenues declined four percent year-over-year.

Operating expenses were $239 million, compared to $241 million in the third quarter of 2011. On a non-GAAP basis, third quarter 2012 operating expenses were $228 million, down $4 million year-over-year.

Third quarter 2012 non-GAAP diluted earnings per share was $0.62, down $0.05 compared to the prior year quarter. Non-GAAP earnings per share in the third quarter of 2012 excludes a loss on the sale of IDCG of $14 million, restructuring charges of $10 million, merger and strategic initiatives net gain of $3 million, and special legal expenses of $4 million. On a GAAP basis, net income attributable to NASDAQ OMX for the third quarter of 2012 was $89 million, or $0.52 per diluted share, compared with $110 million, or $0.61 per diluted share, in the prior year quarter.

“Our strategy to build a diversified franchise that generates substantial recurring revenues and cash flows, even against the backdrop of U.S. and Nordic equity volumes declining over 30 percent year-over-year, is clearly paying dividends,” said Bob Greifeld, CEO, NASDAQ OMX.

Mr. Greifeld continued, “Despite the low level of trading activity, we remain focused on the factors that allow us to continue to win in our markets, and position us ideally for when a higher level of trading activity resumes. We continued to exercise disciplined expense control and continued to invest in our future through our “GIFT” internal investment program. This program has resulted in a variety of new initiatives this year, including our successful BX Options exchange introduction. We will continue to fund these innovative ideas, which drive organic growth and diversify our business into compelling adjacent markets.”

Lee Shavel, NASDAQ OMX’s EVP and Chief Financial Officer, said: “We are pleased that the cost reduction plan that we put in place in the first quarter has enabled us to deliver strong expense control, without sacrificing investment in our business. Our previously announced cost reduction plan is on track to reduce our cost base by a $50 million run rate by the end of fiscal 2012. As a result of our ongoing efforts to manage the

[1]	Represents revenues less transaction rebates, brokerage, clearance and exchange fees.

expense base, we are reducing our fiscal 2012 operating expense guidance to $922 to $935 million, down from the previous range of $935 to $965 million. In addition to prudently managing our cost base, we continued to generate substantial capital and to execute on our strategy to deploy that capital effectively. Year-to-date, we have returned $225 million to our shareholders through buybacks and $43 million through our dividend program. As always, we approach our capital deployment initiatives with the goal of maximizing return on invested capital to deliver substantial value for our shareholders.”

At September 30, 2012, the company had cash and cash equivalents of $438 million and total debt of $1,986 million, resulting in net debt of $1,548 million. This compares to net debt of $1,611 million at December 31, 2011. During the third quarter of 2012, the company repurchased 2.2 million shares of outstanding common stock under a share repurchase program, for a total of $50 million. Since January 2009, we have repurchased $1,122 million of outstanding common stock, representing 51.3 million shares at an average price of $21.90.

BUSINESS HIGHLIGHTS

Market Services (66% of total net exchange revenues) - Net exchange revenues were $269 million in the third quarter of 2012, down $31 million when compared to the third quarter of 2011.

Cash Equities (11% of total net exchange revenues) – Total net cash equity trading revenues were $47 million in the third quarter of 2012, down $20 million compared to the third quarter of 2011. Trading volumes declined from the prior year period when the European debt crisis and the uncertainty surrounding the U.S. debt ceiling generated substantial market volatility and volumes.

Derivatives (18% of total net exchange revenues) – Total net derivative trading and clearing revenues were $72 million in the third quarter of 2012, down $12 million compared to the third quarter of 2011. The decline was primarily due to lower industry trading volumes in the U.S. and the Nordics, as well as an unfavorable impact from foreign exchange of $2 million. This decline was partially offset by market share and revenue capture gains in our U.S. equity options business.

Access and Broker Services (16% of total net exchange revenues) – Access and broker services revenues totaled $66 million, up $1 million compared to the third quarter of 2011. The increase was primarily driven by the uptake of new products including 40G connectivity.

Market Data (21% of total net exchange revenues) – Total Market Data revenues of $84 million reflect a $1 million increase compared to the year ago quarter. The increase in Market Data revenues was driven by growth in U.S. proprietary products and pricing initiatives, partially offset by lower net revenues in U.S. tape plans and European data.

Issuer Services (23% of total net exchange revenues) – Revenues were $93 million in the third quarter of 2012, up $3 million compared to the third quarter of 2011. Corporate Solutions revenues increased $6 million, driven by the acquisitions of BWise in May 2012 and Glide Technologies in October 2011 and growth in our Shareholder.com and GlobeNewswire products. The Global Index Group’s revenues increased by $1 million, or 8% year-over-year, driven by increased assets under management of licensed financial products.

The NASDAQ OMX Group, Inc.	2

Market Technology (11% of total net exchange revenues) – Revenues of $47 million in the third quarter of 2012 increased $1 million compared to the third quarter of 2011.

COST GUIDANCE – For the full year of 2012, total core operating expenses are expected to be in the range of $865 million to $873 million (down from prior core expense guidance of $870 to $890 million), plus $32 million to $36 million in incremental new initiative spending, and an additional $25 million to $26 million due to the BWise and NOS acquisitions, resulting in total operating expenses in the range of $922 million to $935 million, down from previous guidance of $935 to $965 million. This guidance excludes expenses related to the cost reduction plan and expenses for the proposed voluntary accommodation program and special legal expenses.

About NASDAQ OMX Group

The inventor of the electronic exchange, The NASDAQ OMX Group, Inc., fuels economies and provides transformative technologies for the entire lifecycle of a trade - from risk management to trade to surveillance to clearing. In the U.S. and Europe, we own and operate 23 markets, 3 clearinghouses and 5 central securities depositories supporting equities, options, fixed income, derivatives, commodities, futures and structured products. Able to process more than 1 million messages per second at sub-40 microsecond speeds with 99.99+% uptime, our technology drives more than 70 marketplaces in 50 developed and emerging countries into the future, powering 1 in 10 of the world’s securities transactions. Our award-winning data products and worldwide indexes are the benchmarks in the financial industry. Home to approximately 3,400 listed companies worth $6 trillion in market cap whose innovations shape our world, we give the ideas of tomorrow access to capital today. Welcome to where the world takes a big leap forward, daily. Welcome to the NASDAQ OMX Century. To learn more, visit www.nasdaqomx.com. Follow us on Facebook (www.facebook.com/NASDAQ) and Twitter (www.twitter.com/nasdaqomx). (Symbol: NDAQ and member of S&P 500)

Non-GAAP Information

In addition to disclosing results determined in accordance with GAAP, NASDAQ OMX also discloses certain non-GAAP results of operations, including, but not limited to, net income attributable to NASDAQ OMX, diluted earnings per share, net exchange revenues, operating income, and operating expenses, that make certain adjustments or exclude certain charges and gains that are described in the reconciliation table of GAAP to non-GAAP information provided at the end of this release. Management believes that this non-GAAP information provides investors with additional information to assess NASDAQ OMX’s operating performance by making certain adjustments or excluding costs or gains and assists investors in comparing our operating performance to prior periods. Management uses this non-GAAP information, along with GAAP information, in evaluating its historical operating performance.

The non-GAAP information is not prepared in accordance with GAAP and may not be comparable to non-GAAP information used by other companies. The non-GAAP information should not be viewed as a substitute for, or superior to, other data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. NASDAQ OMX cautions readers that any forward-looking information is not a guarantee of future performance and that actual results

The NASDAQ OMX Group, Inc.	3

could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections about our future financial results, growth, trading volumes, tax benefits and achievement of synergy targets, (ii) statements about the implementation dates and benefits of certain strategic and capital return initiatives, (iii) statements about our integrations of our recent acquisitions and (iv) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to, NASDAQ OMX’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in NASDAQ OMX’s filings with the U.S. Securities and Exchange Commission, including its annual reports on Form 10-K and quarterly reports on Form 10-Q which are available on NASDAQ OMX’s website at http://www.nasdaqomx.com and the SEC’s website at www.sec.gov. NASDAQ OMX undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact Media Relations: Joseph Christinat +1.646.441.5121 Joseph.Christinat@NASDAQOMX.Com	Contact Investor Relations: John Sweeney +1.212.401.8737 John.Sweeney@NASDAQOMX.Com

NDAQF

(tables follow)

(income statement)

(revenue statement)

(balance sheet)

(GAAP reconciliation table)

(key drivers)

The NASDAQ OMX Group, Inc.	4

The NASDAQ OMX Group, Inc.

Consolidated Statements of Income

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011
Revenues:
Market Services	$603	$688	$808

Cost of revenues:
Transaction rebates	(250)	(299)	(390)
Brokerage, clearance and exchange fees	(84)	(100)	(118)

Total cost of revenues	(334)	(399)	(508)

Total Market Services revenues less transaction rebates, brokerage, clearance and exchange fees	269	289	300

Issuer Services	93	91	90
Market Technology	47	44	46

Revenues less transaction rebates, brokerage, clearance and exchange fees	409	424	436

Operating Expenses:
Compensation and benefits	113	113	118
Marketing and advertising	6	6	4
Depreciation and amortization	26	25	28
Professional and contract services	24	23	21
Computer operations and data communications	18	17	17
Occupancy	22	23	23
Regulatory	8	9	9
Merger and strategic initiatives	(3)	1	3
Restructuring charges	10	17	—
General, administrative and other	15	15	18

Total operating expenses	239	249	241

Operating income	170	175	195

Interest income	2	2	3
Interest expense	(24)	(24)	(30)
Loss on sale of business	(14)	—	—
Asset impairment charges	—	(28)	—
Income from unconsolidated investees, net	—	—	1
Dividend and investment income	—	—	1

Income before income taxes	134	125	170
Income tax provision	45	33	61

Net income	89	92	109

Net loss attributable to noncontrolling interests	—	1	1

Net income attributable to NASDAQ OMX	$89	$93	$110

Basic and diluted earnings per share:
Basic earnings per share	$0.53	$0.55	$0.62

Diluted earnings per share	$0.52	$0.53	$0.61

Cash dividends declared per common share	$0.13	$0.13	$—

Weighted-average common shares outstanding for earnings per share:
Basic	166.2	169.4	177.1
Diluted	170.5	173.4	180.9

The NASDAQ OMX Group, Inc.

Revenue Detail

(in millions)

(unaudited)

	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011

MARKET SERVICES
Transaction Services
Cash Equity Trading Revenues:
U.S. cash equity trading	$297	$373	$481

Cost of revenues:
Transaction rebates	(193)	(246)	(327)
Brokerage, clearance and exchange fees	(75)	(94)	(111)

Total U.S. cash equity cost of revenues	(268)	(340)	(438)

Net U.S. cash equity trading revenues	29	33	43
European cash equity trading	18	19	24

Total net cash equity trading revenues	47	52	67

Derivative Trading and Clearing Revenues:
U.S. derivative trading and clearing	110	103	121

Cost of revenues:
Transaction rebates	(57)	(53)	(63)
Brokerage, clearance and exchange fees	(9)	(6)	(7)

Total U.S. derivative trading and clearing cost of revenues	(66)	(59)	(70)

Net U.S. derivative trading and clearing revenues	44	44	51
European derivative trading and clearing	28	26	33

Total net derivative trading and clearing revenues	72	70	84
Access Services Revenues	61	61	60

Total Transaction Services revenues less transaction rebates, brokerage, clearance and exchange fees	180	183	211

Market Data Revenues:
Net U.S. tape plans	28	31	30
U.S. market data products	38	38	33
European market data products	18	21	20

Total Market Data revenues	84	90	83

Broker Services Revenues	5	5	5

Other Market Services Revenues	—	11	1

Total Market Services revenues less transaction rebates, brokerage, clearance and exchange fees	269	289	300

ISSUER SERVICES
Global Listing Services Revenues:
Annual renewal	28	28	30
Listing of additional shares	10	10	10
Initial listing	5	4	5

Total U.S. listing services	43	42	45
European listing fees	12	12	14
Corporate Solutions	24	22	18

Total Global Listing Services revenues	79	76	77

Global Index Group Revenues	14	15	13

Total Issuer Services revenues	93	91	90

MARKET TECHNOLOGY
License, support and facility management	27	26	28
Delivery project	7	8	6
Change request, advisory and broker surveillance	13	10	12

Total Market Technology revenues	47	44	46

Total revenues less transaction rebates, brokerage, clearance and exchange fees	$409	$424	$436

The NASDAQ OMX Group, Inc.

Consolidated Balance Sheets

(in millions)

	September 30, 2012	December 31, 2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$438	$506
Restricted cash	81	34
Financial investments, at fair value	157	279
Receivables, net	327	308
Deferred tax assets	16	16
Default funds and margin deposits	194	17
Open clearing contracts:
Derivative positions, at fair value	—	1,566
Resale agreements, at contract value	—	3,745
Other current assets	116	110

Total current assets	1,329	6,581
Non-current restricted cash	25	97
Property and equipment, net	203	193
Non-current deferred tax assets	303	392
Goodwill	5,286	5,061
Intangible assets, net	1,645	1,648
Other non-current assets	129	119

Total assets	$8,920	$14,091

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$149	$164
Section 31 fees payable to SEC	24	106
Accrued personnel costs	86	132
Deferred revenue	165	124
Other current liabilities	115	112
Deferred tax liabilities	27	27
Default funds and margin deposits	194	17
Open clearing contracts:
Derivative positions, at fair value	—	1,566
Repurchase agreements, at contract value	—	3,745
Current portion of debt obligations	45	45

Total current liabilities	805	6,038
Debt obligations	1,941	2,072
Non-current deferred tax liabilities	686	670
Non-current deferred revenue	160	154
Other non-current liabilities	192	171

Total liabilities	3,784	9,105

Commitments and contingencies
Equity
NASDAQ OMX stockholders’ equity:
Common stock	2	2
Additional paid-in capital	3,804	3,793
Common stock in treasury, at cost	(1,063)	(860)
Accumulated other comprehensive loss	(222)	(350)
Retained earnings	2,614	2,391

Total NASDAQ OMX stockholders’ equity	5,135	4,976
Noncontrolling interests	1	10

Total equity	5,136	4,986

Total liabilities and equity	$8,920	$14,091

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP Net Income, Diluted Earnings Per Share, Operating Income, Revenues and Operating Expenses

to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, Revenues and Operating Expenses

(in millions, except per share amounts)

(unaudited)

	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011
GAAP net income attributable to NASDAQ OMX:	$89	$93	$110

Non-GAAP adjustments:

Income from open positions relating to the operations of the Exchange	—	(11)	—
Asset impairment charges	—	28	—
Loss on sale of business	14	—	—
Restructuring charges	10	17	—
Merger and strategic initiatives	(3)	1	3
Extinguishment of debt	—	—	6
Special legal expenses	4	—	—
Other	—	2	—

Total non-GAAP adjustments	25	37	9
Adjustment to the income tax provision to reflect non-GAAP adjustments(1)	(10)	(13)	(3)
Significant tax adjustments, net	1	(6)	5

Total non-GAAP adjustments, net of tax	16	18	11

Non-GAAP net income attributable to NASDAQ OMX:	$105	$111	$121

GAAP diluted earnings per common share:	$0.52	$0.53	$0.61
Total adjustments from non-GAAP net income above	0.10	0.11	0.06

Non-GAAP diluted earnings per common share:	$0.62	$0.64	$0.67

	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011

GAAP operating income:	$170	$175	$195

Non-GAAP adjustments:

Income from open positions relating to the operations of the Exchange	—	(11)	—
Restructuring charges	10	17	—
Merger and strategic initiatives	(3)	1	3
Extinguishment of debt	—	—	6
Special legal expenses	4	—	—
Other	—	2	—

Total non-GAAP adjustments	11	9	9

Non-GAAP operating income:	$181	$184	$204

Total Non-GAAP revenues less transaction rebates, brokerage, clearance and exchange fees	$409	$413	$436

Non-GAAP operating margin (2)	44%	45%	47%

(1)	We determine the tax effect of each item based on the tax rules in the respective jurisdiction where the transaction occurred.
(2)	Non-GAAP operating margin equals non-GAAP operating income divided by total revenues less transaction rebates, brokerage, clearance and exchange fees.

The NASDAQ OMX Group, Inc.

Reconciliation of GAAP Net Income, Diluted Earnings Per Share, Operating Income, Revenues and Operating Expenses

to Non-GAAP Net Income, Diluted Earnings Per Share, Operating Income, Revenues and Operating Expenses

(in millions)

(unaudited)

	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011

GAAP revenues less transaction rebates, brokerage, clearance and exchange fees:	$409	$424	$436

Non-GAAP adjustments:

Income from open positions relating to the operations of the Exchange	—	(11)	—

Total non-GAAP adjustments	—	(11)	—

Non-GAAP revenues less transaction rebates, brokerage, clearance and exchange fees:	$409	$413	$436

	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011

GAAP operating expenses:	$239	$249	$241

Non-GAAP adjustments:

Restructuring charges	(10)	(17)	—
Merger and strategic initiatives	3	(1)	(3)
Extinguishment of debt	—	—	(6)
Special legal expenses	(4)	—	—
Other	—	(2)	—

Total non-GAAP adjustments	(11)	(20)	(9)

Non-GAAP operating expenses:	$228	$229	$232

The NASDAQ OMX Group, Inc.

Quarterly Key Drivers Detail

(unaudited)

	Three Months Ended
	September 30, 2012	June 30, 2012	September 30, 2011
Market Services
Cash Equity Trading
NASDAQ securities
Total average daily share volume (in billions)	1.66	1.80	2.18
Matched market share executed on NASDAQ	25.2%	27.3%	28.0%
Matched market share executed on NASDAQ OMX BX	2.7%	2.9%	2.5%
Matched market share executed on NASDAQ OMX PSX	1.2%	1.6%	1.2%
Market share reported to the FINRA/NASDAQ
Trade Reporting Facility	31.5%	31.4%	28.6%
Total market share (1)	60.6%	63.3%	60.2%

New York Stock Exchange, or NYSE, securities
Total average daily share volume (in billions)	3.39	3.86	4.78
Matched market share executed on NASDAQ	12.8%	13.7%	14.3%
Matched market share executed on NASDAQ OMX BX	2.5%	2.7%	2.5%
Matched market share executed on NASDAQ OMX PSX	0.6%	0.9%	0.6%
Market share reported to the FINRA/NASDAQ
Trade Reporting Facility	28.6%	29.1%	25.6%
Total market share (1)	44.6%	46.4%	43.0%

NYSE MKT and regional securities
Total average daily share volume (in billions)	0.94	1.19	1.80
Matched market share executed on NASDAQ	16.1%	18.3%	19.9%
Matched market share executed on NASDAQ OMX BX	3.0%	2.9%	2.1%
Matched market share executed on NASDAQ OMX PSX	1.5%	2.4%	2.0%
Market share reported to the FINRA/NASDAQ
Trade Reporting Facility	29.5%	28.1%	24.2%
Total market share (1)	50.1%	51.8%	48.2%

Total U.S.-listed securities
Total average daily share volume (in billions)	5.99	6.85	8.76
Matched share volume (in billions)	76.6	95.8	125.0
Matched market share executed on NASDAQ	16.8%	18.1%	18.9%
Matched market share executed on NASDAQ OMX BX	2.7%	2.8%	2.4%
Matched market share executed on NASDAQ OMX PSX	0.9%	1.3%	1.1%

NASDAQ OMX Nordic and NASDAQ OMX Baltic Securities
Average daily number of equity trades	284,764	369,680	422,658
Total average daily value of shares traded (in billions)	$3.2	$4.4	$5.1
Total market share	68.5%	67.8%	72.5%

Derivative Trading and Clearing
U.S. Equity Options
Total industry average daily volume (in millions)	13.8	14.9	18.5
NASDAQ OMX PHLX matched market share	21.4%	19.6%	22.3%
The NASDAQ Options Market matched market share	5.2%	5.6%	4.1%
NASDAQ OMX BX Options Market matched market share	0.7%	—	—

NASDAQ OMX Nordic and NASDAQ OMX Baltic
Average daily volume:
Options, futures and fixed-income contracts	371,230	431,154	491,968
Finnish option contracts traded on Eurex	70,211	92,616	65,716

NASDAQ OMX Commodities
Clearing Turnover:
Power contracts (TWh)(2)	384	346	416
Carbon contracts (1000 tCO2)(2)	5,009	6,951	15,511

Issuer Services
Initial public offerings
NASDAQ	17	15	16
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic	1	—	2

New listings
NASDAQ (3)	40	29	33
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic (4)	4	2	5

Number of listed companies
NASDAQ (5)	2,610	2,636	2,717
Exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic (6)	754	759	771

Market Technology
Order intake (in millions)(7)	$31	$77	$35
Total order value (in millions)(8)	$523	$529	$473

(1)	Includes transactions executed on NASDAQ’s, NASDAQ OMX BX’s and NASDAQ OMX PSX’s systems plus trades reported through the FINRA/NASDAQ Trade Reporting Facility.
(2)	Primarily transactions executed on Nord Pool and reported for clearing to NASDAQ OMX Commodities measured by Terawatt hours (TWh) and one thousand metric tons of carbon dioxide (1000 tCO2).
(3)	New listings include IPOs, including those completed on a best efforts basis, issuers that switched from other listing venues, closed-end funds and separately listed ETFs.
(4)	New listings include IPOs and represent companies listed on the exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic and companies on the alternative markets of NASDAQ OMX First North.
(5)	Number of listed companies for NASDAQ at period end, including separately listed ETFs.
(6)	Represents companies listed on the exchanges that comprise NASDAQ OMX Nordic and NASDAQ OMX Baltic and companies on the alternative markets of NASDAQ OMX First North at period end.
(7)	Total contract value of orders signed during the period.
(8)	Represents total contract value of orders signed that are yet to be recognized as revenue.